EXHIBIT 99.1

Airship AI Reports First Quarter 2024 Financial Results

Strong First Quarter 2024 Net Revenues of $10.6 Million Support Fiscal Year 2024 Triple-Digit Revenue Growth & Positive Cash Flow Objectives

First Quarter 2024 Net Revenues of $10.6 Million Represent 84.5% of the Company’s Full Year Revenue in 2023

Awarded Second Contract by DOJ Agency for $2.35 Million for Company’s Outpost AI Appliance to Support Emerging Public Safety and Investigative Requirements

Redmond, WA – May 15, 2024 – Airship AI Holdings, Inc. (NASDAQ: AISP) (“Airship AI” or the “Company”), a leader in AI-driven video, sensor, and data management surveillance solutions, today reported its financial and operational results for the first quarter ended March 31, 2024.

Q1 2024 Financial Highlights

•	Net revenues for the quarter ended March 31, 2024 were $10.6 million.
•	Gross profits for the quarter ended March 31, 2024 were $2.6 million.
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Gross margin percentage was 25% for the quarter ended March 31, 2024. Lower margins were in part due to a higher percentage of third-party hardware sales as part of turn-key solutions bundled by Airship AI with Outpost AI included.

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Operating loss was $1.4 million for the quarter ended March 31, 2024. Operating expenses were higher due to insurance costs and professional fees primarily related to the merger and the Nasdaq listing. The Company continued to invest in marketing and sales, including increased trade show participation with expanded resources and a major customer event in Whitefish, Montana.

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Other loss for the quarter ended March 31, 2024 was $30.6 million, primarily due to loss from change in warrant liability and earnout liability of $28.3 million. As a result of the merger, the Company assumed the following transactions that were measured at fair value and vary quarterly with the share price and other items. Any change is non-cash and is recorded as a gain or loss in other income (expense). At the merger closing, the Company assumed 515,000 private placement warrants and 16,184,612 public warrants. As of March 31, 2024, there were 515,000 private placement warrants and 16,159,112 public warrants outstanding. The warrants are exercisable at $11.50 per share. The Company expects other income and expense to be volatile based on its share price at the end of each quarter.

•	Net cash used in operating activities was $1.7 million in the quarter ended March 31, 2024.
•	Cash and cash equivalents was $1.7 million at March 31, 2024.

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Q1 2024 & Subsequent Operational Highlights

•	Backlog of approximately $3.4 million including orders received late in the first quarter of 2024 that will be delivered and invoiced across Q2 of 2024.
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Validated pipeline of approximately $120 million, including opportunities that rolled over from 2023, consisting of single and multi-year opportunities for AI-driven edge, video, and sensor and data management platform across all our customer verticals.

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Awarded a six-figure multi-year software and services contract by an agency within the Singapore government for the Company’s Acropolis Enterprise Sensor Management video and data management platform supporting emerging public safety requirements.

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Awarded a large contract by an agency within the U.S. Department of Justice (“DOJ”) for the Company’s Acropolis Enterprise Sensor Management video and data management platform supporting emerging public safety and investigative requirements.

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Awarded a subsequent $2.35 million contract by an agency within the DOJ for the Company’s Outpost AI appliance providing edge-based recording, analytics, encryption, and encoding of video, audio, and metadata supporting emerging public safety and investigative requirements.

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Continued delivery of multiple firm fixed price contracts worth $10.9 million, awarded in September 2023 by an agency within the U.S. Department of Homeland Security (“DHS”), for advanced integrated solutions supporting real-time intelligence collection operations along the United States’ borders, leveraging the Company’s edge IoT appliance, Outpost AI.

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Hosted a customer technology week for agencies across DHS and DOJ in Whitefish, Montana, on April 26, 2024, with other 65 attendees resulting in several significant new current fiscal year opportunities as well as the progression of existing opportunities in the pipeline.

•	Airship AI management participated in the Nasdaq closing bell ringing ceremony in Times Square, New York, on May 15, 2024.

2024 Outlook

•	Triple-digit revenue growth and positive cash flow objectives in 2024, supported by orders from the DHS and DOJ and a strong 2024 pipeline filled with mature opportunities.
•	Make tactical and strategic investments across our sales and business development organizations through organic cash flow from business operations and the cash exercise of public warrants.
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Targeted focus on brand awareness and engagement in new verticals via targeted marketing outreach opportunities, social media platforms, Airship AI hosted technology events, and industry tradeshow events.

•	Release new Outpost AI product offerings as well as expand custom trained AI models supporting emerging edge analytic workflows.
•	Continue innovation across our core Acropolis software platform supporting new workflows for cloud-based deployments in highly secure operational environments.
•	Develop and execute expansionary opportunities in the commercial and retail markets, especially around those companies involved in fighting organized retail crime (“ORC”).
•	Improve sourcing, supply chain management and production-based process efficiencies to help drive the continued margin expansion.

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Management Commentary

“The first quarter of 2024 saw ongoing contract momentum in support of our trajectory for triple-digit revenue growth for the full year,” said Paul Allen, President of Airship AI. “We were able to generate this significant top-line growth in tandem with an improvement in operating loss despite a significantly higher expense base, including some large one-time charges, as a result of being a public company. Our robust enterprise and edge AI platform is being chosen by U.S. and foreign governments to meet the surging demand for artificial intelligence-based solutions supporting real-time intelligence requirements in the homeland security and law enforcement space. These awards highlight not only the strength of our robust pipeline, but our ability to monetize our pipeline of single and multi-year opportunities for our AI-driven edge, video, and sensor and data management platform across all our customer verticals. Our team is honored to commemorate these accomplishments by ringing the Nasdaq closing bell in May.

“During the quarter we were awarded a large sole-source contract by an agency within the Department of Justice (DOJ) for our Acropolis Enterprise Sensor Management video and data management platform supporting emerging public safety and investigative requirements. This project represents the second U.S. Government agency to deploy our Acropolis platform in a FedRAMP certified cloud environment, a government-wide program that provides a standardized approach to security assessment, authorization, and continuous monitoring for cloud products and services.

“We then successfully developed a second $2.35 million sole-source contract award within the Department of Justice for Outpost AI edge appliances providing edge-based recording, analytics, encryption, and encoding of video, audio, and metadata supporting emerging public safety and investigative requirements. Like with Acropolis, the agency spent considerable time evaluating the Outpost AI platform in several different use cases and deployment environments, ensuring that it was the right product fit for its operational needs.

“Acropolis was also chosen by an agency within the Singapore Government to support emerging public safety requirements. This award was a highly competitive effort led by our regional partner Miltrade Technologies Pte Ltd who is deeply embedded and works closely with government and public safety agencies across the region. Going forward, we see significant opportunity in Singapore and the larger Asia-Pacific region.

“In April, we hosted a customer day in Whitefish, Montana, where we welcomed over 65 attendees from the DOJ and DHS. We provided an overview of our AI-driven video, sensor and data management surveillance platform and gave attendees the opportunity to see a wide array of cameras and sensors deployed on-premises. We also demonstrated the latest AI models being trained at the edge running on the Outpost AI appliance supporting autonomous operations at the edge for advanced sensor platforms.”

“Looking ahead, we are excited about the progression of several of the pilot opportunities we began in 2023. With the 2024 federal budget now approved, we expect to see heightened activity around these pilots and the rest of our pipeline as we work with our federal partners to finalize informational gathering requirements necessary to transition these opportunities into contract awards. We will continue to make tactical and strategic investments across our sales, marketing and development organizations with several key hires already having taken place. Taken together, we believe we can continue to convert our mature pipeline to orders, building significant year-over-year sales growth and long-term value for our shareholders,” concluded Mr. Allen.

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About Airship AI Holdings, Inc.

Founded in 2006, Airship AI (NASDAQ: AISP) is a U.S. owned and operated technology company headquartered in Redmond, Washington. Airship AI is an AI-driven video, sensor and data management surveillance platform that improves public safety and operational efficiency for public sector and commercial customers by providing predictive analysis of events before they occur and meaningful intelligence to decision makers. Airship AI’s product suite includes Outpost AI edge hardware and software offerings, Acropolis enterprise management software stack, and Command family of visualization tools.

For more information, visit https://airship.ai.

Forward-Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of financial, performance and operational metrics and projections of market opportunity; (2) changes in the market for Airship AI’s services and technology, expansion plans and opportunities; (3) the projected technological developments of Airship AI; and (4) current and future potential commercial and customer relationships. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Airship AI’s management and are not predictions of actual performance. These forward-looking statements are also subject to a number of risks and uncertainties, as set forth in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, and the other documents that the Company has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while it may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact:

Chris Tyson/Larry Holub

MZ North America

949-491-8235

AISP@mzgroup.us

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AIRSHIP AI HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

As of March 31, 2024 and December 31, 2023

	March 31, 2024	12/31/2023 (1)
ASSETS	(Unaudited)	(Audited)

CURRENT ASSETS:
Cash and cash equivalents	$1,725,817	$3,124,413
Accounts receivable, net of provision for credit losses of $0	1,704,429	1,648,904
Prepaid expenses and other	16,358	18,368
Income tax receivable	9,640	7,230
Total current assets	3,456,244	4,798,915

PROPERTY AND EQUIPMENT, NET	-	1,861

OTHER ASSETS
Other assets	180,432	182,333
Operating lease right of use asset	1,024,513	1,104,804

TOTAL ASSETS	$4,661,189	$6,087,913

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable - trade	$3,356,700	$2,908,472
Advances from founders	1,750,000	1,750,000
Accrued expenses	168,902	200,531
Senior Secured Convertible Promissory Notes	4,204,743	2,825,366
Current portion of operating lease liability	180,875	174,876
Deferred revenue- current portion	3,742,145	4,008,654
Total current liabilities	13,403,365	11,867,899

NON-CURRENT LIABILITIES:
Operating lease liability, net of current portion	870,492	943,702
Warrant liability	7,515,076	667,985
Earnout liability	26,618,278	5,133,428
Deferred revenue- non-current	4,304,587	4,962,126
Total liabilities	52,711,798	23,575,140

COMMITMENTS AND CONTINGENCIES (Note 11)

STOCKHOLDERS' DEFICIT:
Preferred stock - no par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2024 and December 31, 2023	-	-
Common stock - $0.0001 par value, 200,000,000 shares authorized, 23,159,119 and 22,812,048 shares issued and outstanding as of March 31, 2024 and December 31, 2023	2,314	2,281
Additional paid in capital	1,397,815	-
Accumulated deficit	(49,441,169)	(17,476,700)
Accumulated other comprehensive loss	(9,569)	(12,808)
Total stockholders' deficit	(48,050,609)	(17,487,227)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$4,661,189	$6,087,913

(1) Derived from the audited consolidated balance sheet.

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AIRSHIP AI HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)

For the three months ended March 31, 2024 and 2023

	Three Months Ended	Three Months Ended
	March 31, 2024	March 31, 2023
NET REVENUES:	(Unaudited)	(Unaudited)
Product	$9,398,776	$1,699,782
Post contract support	1,176,239	1,238,815
	10,575,015	2,938,597
COST OF NET REVENUES:
Cost of Sales	7,789,409	1,578,166
Post contract support	157,479	556,152
	7,946,888	2,134,318
GROSS PROFIT	2,628,127	804,279
RESEARCH AND DEVELOPMENT EXPENSES	695,366	674,080
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,335,294	1,832,370
TOTAL OPERATING EXPENSES	4,030,660	2,506,450
OPERATING LOSS	(1,402,533)	(1,702,171)
OTHER INCOME (EXPENSE):
Loss from change in fair value of earnout liability	(21,484,850)	-
Loss from change in fair value of warrant liability	(6,847,091)	-
Loss from change in fair value of convertible debt	(2,039,377)	-
Loss on note conversion	(158,794)	-
Interest expense	(31,824)	(5,064)
Other expense	-	(4,941)
Total other expense, net	(30,561,936)	(10,005)

LOSS BEFORE PROVISON FOR INCOME TAXES	(31,964,469)	(1,712,176)

Provision for income taxes	-	-

NET LOSS	(31,964,469)	(1,712,176)

OTHER COMPREHENSIVE LOSS
Foreign currency translation gain, net	3,239	-

TOTAL COMPREHENSIVE LOSS	$(31,961,230)	$(1,712,176)

Basic and diluted loss per share	$(1.40)	$(0.08)

Weighted average shares of common stock outstanding- basic and diluted	$22,898,487	$22,812,048

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AIRSHIP AI HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2024 and 2023

	Three Months Ended	Three Months Ended
	March 31, 2024	March 31, 2023
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(31,964,469)	$(1,712,176)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,861	3,720
Stock-based compensation- stock option grants	268,989	136,709
Amortization of operating lease right of use asset	80,291	205,906
Loss from change in fair value of warrant liability	6,847,091	-
Loss from change in fair value of earnout liability	21,484,850	-
Loss from change in fair value of convertible note	2,039,377	-
Loss on note conversions	158,794	-
Changes in operating assets and liabilities:
Accounts receivable	(55,525)	(1,636,283)
Prepaid expenses and other	2,010	(460)
Other assets	1,901	-
Operating lease liability	(67,211)	(148,920)
Payroll and income tax receivable	(2,410)	939,850
Accounts payable - trade and accrued expenses	433,415	1,150,141
Deferred revenue	(924,048)	71,400
NET CASH USED IN OPERATING ACTIVITIES	(1,695,084)	(990,113)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible promissory note	-	950,000
Proceeds from warrant exercise	293,249	-
Repayment of small business loan and line of credit	-	(84,471)

NET CASH PROVIDED BY FINANCING ACTIVITIES	293,249	865,529

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,401,835)	(124,584)

Effect from exchange rate on cash	3,239	-

CASH AND CASH EQUIVALENTS, beginning of period	3,124,413	298,614

CASH AND CASH EQUIVALENTS, end of period	$1,725,817	$174,030

Supplemental disclosures of cash flow information:
Interest paid	$-	$5,064
Taxes paid	$2,410	$17,247

Noncash investing and financing
Elimination of advances to founders in connection with contribution of Zeppelin by shareholders	$-	$1,100,000
Elimination of payables to founders in connection with contribution of Zeppelin by shareholders	$-	$1,100,000
Issuance of common stock for debt conversion	$835,610	$-

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